UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 16, 2011

Atkore International Holdings Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-174689	90-0631477
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16100 South Lathrop Avenue, Harvey, Illinois	60426
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (708) 339-1610

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On November 16, 2011, Tyco International Ltd., which owns 46.6% of the outstanding capital stock of Atkore International Group Inc. (“Atkore Group”), announced its proportionate share of Atkore Group’s net loss. Atkore Group owns 100% of Atkore International Holdings Inc. (“Atkore”). For the period from December 23, 2010 through September 30, 2011, Atkore’s unaudited net loss was $16 million. Atkore plans to announce its fiscal year 2011 results in mid-December.

The information in this report is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information in this report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 16, 2011	ATKORE INTERNATIONAL HOLDINGS INC.

	By:	/s/ Karl J. Schmidt
	Name:	Karl J. Schmidt
	Title:	Chief Financial Officer